Exhibit 4.1 Form of or Specimen Stock Certificate of UPLIFT NUTRITION, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Certificate No. _______                                                                                                                             Number of Shares __________

CUSIP No. 91543M 104

UPLIFT NUTRITION, INC.
100,000,000 AUTHORIZED SHARES       $0.001 PAR VALUE       NON-ASSESSABLE

This certifies that _____________ is the registered owner of ____________ shares of UPLIFT NUTRITION, INC. COMMON STOCK transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: ______________

                                                                                                     Countersigned and Registered:

                                                                                                     FIDELITY TRANSFER COMPANY (SALT LAKE CITY, UTAH)

                                                                                                     By:  _________________________________________________________

                                                                                                     TRANSFER AGENT AND REGISTRAR—AUTHORIZED SIGNATURE

Jessica Stone Rampton, Secretary            [SEAL]                        Gary C. Lewis, President

_________________________________                                 _________________________________